Exhibit 10.19

AT&T MASTER AGREEMENT
MA REFERENCE NO. MA35708

CUSTOMER Legal Name (“Customer”, “You” or “Your”)	AT&T Corp. (“AT&T”)

INTERCONTINENTALEXCHANGE, Inc.	AT&T Corp.

CUSTOMER Address	AT&T Address

2100 Riveredge Parkway, Fifth Floor Atlanta	55 Corporate Drive Bridgewater, New Jersey 08807
GA 30328

CUSTOMER Contact	AT&T Contact

Name: Chuck Vice	Master Agreement Support Team
Title: Chief Operating Officer	Email: mast@att.com
Telephone: (770) 738-2129
Fax: 770-951-1307
Email: chuck.vice@intcx.com

This Agreement consists of the attached General Terms and Conditions and all service attachments (“Attachments”) attached hereto or subsequently signed by the parties and that reference this Agreement (collectively, this “Agreement”). In the event of a conflict between the General Terms and Conditions and any Attachment, the Attachment shall take precedence.

This Agreement shall become effective when signed by both parties and shall continue in effect for as long as any attachment remains in effect, unless earlier terminated in accordance with the provisions of the Agreement. The term of each Attachment is stated in the Attachment.

SIGNATURE BELOW BY YOUR AUTHORIZED REPRESENTATIVE IS YOUR
CONSENT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT

	CUSTOMER: IntercontinentalExchange, Inc.		AT&T CORP.

By:	/s/ Richard V. Spencer	By	/s/ Melissa Fernandez

	(Authorized Signature)		(Authorized Signature)

	Richard V. Spencer		Melissa Fernandez

	(Typed or Printed Name)		(Typed or Printed Name)

	CFO		Contract Manager

	(Title)		(Title)

	4/2/02		4/8/02

	(Date)		(Date)

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GENERAL TERMS AND CONDITIONS

          The following terms and conditions shall apply to the provision and use of the products and services (“Service” or “Services”) provided by AT&T pursuant to this Agreement.

1.0 DEFINITIONS

     1.1 “Affiliate” of a party means any entity that controls, is controlled by or is under common control with such party, and, in the case of AT&T, it also means any entity which AT&T has authorized to offer any Service or part of any Service.

     1.2 “Content” means information made available, displayed or transmitted in connection with a Service (including, without limitation, information made available by means of an HTML “hot link”, a third party posting or similar means) including all trademarks, service marks and domain names contained therein as well as the contents of any bulletin boards or chat forums, and, all updates, upgrades, modifications and other versions of any of the foregoing.

     1.3 “User” means anyone who uses or accesses any Service purchased by You under this Agreement.

2.0 CHARGES AND BILLING

     2.1 You shall pay AT&T for Your and Users’ use of the Services at the rates and charges specified in the Attachments, without deduction, setoff or delay for any reason. Charges set forth in the Attachments are exclusive of any applicable taxes. You may be required at any time to pay a deposit if AT&T determines that You are not creditworthy.

     2.2 You shall pay all shipping charges, taxes (excluding those on AT&T’s net income) and other similar charges (and any related interest and penalties) relating to the sale, transfer of ownership, installation, license, use or provision of the Services, except to the extent a valid tax exemption certificate is provided by You to AT&T prior to the delivery of Services.

     2.3 Payment in U.S. currency is due within thirty (30) days after the date of the invoice and shall refer to the invoice number. Restrictive endorsements or other statements on checks accepted by AT&T will not apply. You shall reimburse AT&T for all costs (including reasonable attorney fees) associated with collecting delinquent or dishonored payments. At AT&T’s option, interest charges may be added to any past due amounts at the lower of 1.5% per month or the maximum rate allowed by law.

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3.0 RESPONSIBILITIES OF THE PARTIES

     3.1 AT&T agrees to provide Services to You, subject to the availability of the Services, in accordance with the terms and conditions, and at the charges specified in this Agreement, consistent with all applicable laws and regulations.

     3.2 You shall assure that Your and Users’ use of the Services and Content will at all times comply with all applicable laws, regulations and written and electronic instructions for use. AT&T reserves the right to terminate affected Attachments, suspend affected Services, and/or remove Your or Users’ Content from the Services, if AT&T determines, in the exercise of its reasonable discretion, that such use or Content does not conform with the requirements set forth in this Agreement or interferes with AT&T’s ability to provide Services to You or others or receives notice from a reputable source that Your or Users’ use or Content may violate any laws or regulations. AT&T’s actions or inaction under this Section shall not constitute review or approval of Your or Users’ use or Content. AT&T will use reasonable efforts to provide notice to You before taking action under this Section.

4.0 USE OF INFORMATION

     4.1 All documentation, technical information, Software, business information, or other materials that are disclosed by either party to the other in the course of performing this Agreement shall be considered proprietary information (“INFORMATION”) of the disclosing party, provided such information is in written or other tangible form that is clearly marked as “proprietary” or “confidential”. This Agreement shall be deemed to be AT&T and Your INFORMATION. Your Content shall be deemed to be Your INFORMATION.

     4.2 Each party’s INFORMATION shall, for a period of three (3) years following its disclosure (except in the case of Software, for an indefinite period): (i) be held in confidence; (ii) be used only for purposes of performing this Agreement (including in the case of AT&T, the ability to monitor and record Your transmissions in order to detect fraud, check quality, and to operate, maintain and repair the Services) and using the Services; and (iii) not be disclosed except to the receiving party’s employees, agents and contractors having a need-to-know (provided that such agents and contractors are not direct competitors of either party and agree in writing to use and disclosure restrictions as restrictive as this Article 4), or to the extent required by law (provided that prompt advance notice is provided to the disclosing party to the extent practicable).

     4.3 The restrictions in this Article shall not apply to any information that: (i) is independently developed by the receiving party; or (ii) is lawfully received by the receiving party free of any obligation to keep it confidential; or (iii) becomes generally available to the public other than by breach of this Agreement.

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5.0 PUBLICITY AND MARKS

     5.1 No public statements or announcements relating to this Agreement shall be issued by either party without the prior written consent of the other party.

     5.2 Each party agrees not to display or use, in advertising or otherwise, any of the other party’s trade names, logos, trademarks, service marks or other indicia of origin (collectively “Marks”) without the other party’s prior written consent, provided that such consent may be revoked at any time.

6.0 SOFTWARE

     6.1 AT&T grants You a personal, non-transferable and non-exclusive license (without the right to sublicense) to use, in object code form, all software and associated written and electronic documentation and data furnished pursuant to the Attachments (collectively, the “Software”), solely in connection with the Services and solely in accordance with applicable written and electronic documentation. You will refrain from taking any steps to reverse assemble, reverse compile or otherwise derive a source code version of the Software. The Software shall at all times remain the sole and exclusive property of AT&T or its suppliers. “Third-Party Software” means Software that bears a copyright notice of a third party. “AT&T Software” means all Software other than Third-Party Software.

     6.2 You shall not copy or download the Software, except that You shall be permitted to make two (2) copies of the Software, one for archive and the other for disaster recovery purposes. Any copy must contain the same copyright notices and proprietary markings as the original Software.

     6.3 You shall assure that Your Users comply with the terms and conditions of this Article 6.

     6.4 The term of the license granted hereunder shall be coterminous with the Attachment which covers the Software.

     6.5 You agree to comply with any additional restrictions that are provided with any Third-Party Software.

     6.6 AT&T warrants that all AT&T Software will perform substantially in accordance with its applicable published specifications for the term of the Attachment which covers the Software. If You return to AT&T, within such period, any AT&T Software that does not comply with this warranty, then AT&T, at its option, will either repair or replace the portion of the AT&T Software that does not comply or refund any amount You prepaid for the time periods following return of such failed or defective AT&T Software to AT&T. This warranty will apply only if the AT&T Software is used in accordance with the terms of this Agreement and is not altered, modified or tampered with by You or Users.

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7.0 ADJUSTMENTS TO MINIMUM PURCHASE COMMITMENTS

In the event of a business downturn beyond Your control, or a corporate divestiture, merger, acquisition or significant restructuring or reorganization of Your business, or network optimization using other AT&T Services, or reduction of the rates and charges, or chronic Service failures, or force majeure events, any of which significantly impairs your ability to meet Your minimum annual revenue commitments under an Attachment, AT&T will offer to adjust the affected minimum annual revenue commitments so as to reflect Your reduced traffic volumes, after taking into account the effect of such a reduction on AT&T’s costs and the AT&T prices that would otherwise be available at the revised minimum annual revenue commitment levels. If we reach mutual agreement on revised minimum annual revenue commitments, we will amend or replace the affected Attachment, as applicable. This provision shall not apply to a change resulting from a decision by You to transfer portions of Your traffic or projected growth to service providers other than AT&T. You must give AT&T written notice of the conditions You believe will require the application of this provision. This provision does not constitute a waiver of any charges, including, but not limited to, monthly recurring charges and shortfall charges, incurred by You prior to amendment or replacement of the affected Attachment.

8.0 FORCE MAJEURE

Neither AT&T nor You shall be liable for any delay, failure in performance, loss or damage due to: fire, explosion, power blackout, earthquake, flood, the elements, strike, embargo, labor disputes, acts of civil or military authority, war, acts of God, acts or omissions of carriers or suppliers, acts of regulatory or governmental agencies, or other causes beyond such party’s reasonable control, whether or not similar to the foregoing, except that Your obligation to pay for charges incurred for Services received by You shall not be excused.

9.0 LIMITATIONS OF LIABILITY

     9.1 For purposes of all exclusive remedies and limitations of liability set forth in this Agreement or any Attachment, “AT&T” shall be defined as AT&T, its Affiliates, and its and their employees, directors, officers, agents, representatives, subcontractors interconnection service providers and suppliers; and “You” shall be defined as You, Your Affiliates, and Your and their employees, directors, officers, agents, and representatives; and “Damages” will refer collectively to all injury, damage, liability, loss, penalty, interest and expense incurred.

     9.2 EITHER PARTY’S ENTIRE LIABILITY AND THE OTHER PARTY’S EXCLUSIVE REMEDIES, FOR ANY DAMAGES CAUSED BY ANY SERVICE DEFECT OR FAILURE, OR FOR OTHER CLAIMS ARISING IN CONNECTION WITH ANY SERVICE OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE:

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     (i) FOR BODILY INJURY OR DEATH TO ANY PERSON, OR REAL OR TANGIBLE PROPERTY DAMAGE, NEGLIGENTLY CAUSED BY A PARTY, OR DAMAGES ARISING FROM THE WILLFUL MISCONDUCT OF A PARTY OR ANY BREACH OF ARTICLES 4 OR 5, THE OTHER PARTY’S RIGHT TO PROVEN DIRECT DAMAGES;

     (ii) FOR DEFECTS OR FAILURES OF SOFTWARE, THE REMEDIES SET FORTH IN SECTION 6.6;

     (iii) FOR INTELLECTUAL PROPERTY INFRINGEMENT, THE REMEDIES SET FORTH IN ARTICLE 11;

     (iv) FOR DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT EXCLUDED UNDER THIS AGREEMENT, EACH PARTY’S LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY TWELVE (12) MONTH PERIOD) AN AMOUNT EQUAL TO THE TOTAL NET PAYMENTS MADE BY YOU FOR THE AFFECTED SERVICE DURING THE THREE (3) MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OCCURRED. THIS SHALL NOT LIMIT YOUR RESPONSIBILITY FOR THE PAYMENT OF ALL PROPERLY DUE CHARGES UNDER THIS AGREEMENT.

     9.3 EXCEPT FOR THE PARTIES’ ARTICLE 11 OBLIGATIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES OF ANY KIND OR INCREASED COST OF OPERATIONS.

     9.4 AT&T ALSO SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO: INTEROPERABILITY, ACCESS OR INTERCONNECTION OF THE SERVICES WITH APPLICATIONS, EQUIPMENT, SERVICES, CONTENT OR NETWORKS PROVIDED BY YOU OR THIRD PARTIES; SERVICE INTERRUPTIONS (EXCEPT WHERE A CREDIT IS EXPLICITLY SET FORTH IN AN ATTACHMENT OR SERVICE GUIDE) OR LOST OR ALTERED MESSAGES OR TRANSMISSIONS; OR, UNAUTHORIZED ACCESS TO OR THEFT, ALTERATION, LOSS OR DESTRUCTION OF YOUR, USERS’ OR THIRD PARTIES’ APPLICATIONS, CONTENT, DATA, PROGRAMS, INFORMATION, NETWORK OR SYSTEMS.

     9.5 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AT&T MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR ANY WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

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     9.6 THE LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY: (i) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE; AND (ii) WHETHER OR NOT DAMAGES WERE FORESEEABLE. THESE LIMITATIONS OF LIABILITY SHALL SURVIVE FAILURE OF ANY EXCLUSIVE REMEDIES PROVIDED IN THIS AGREEMENT.

10.0 TERMINATION

     10.1 If a party fails to perform or observe any material term or condition of this Agreement and the failure continues unremedied for thirty (30) days after receipt of written notice, (i) the other party may terminate for cause any Attachment affected by the breach, or (ii) where the failure is a non-payment by You of any charge when due, AT&T may, at its option, terminate or suspend Service and/or require a deposit under affected Attachments.

     10.2 An Attachment may be terminated immediately upon written notice by: (i) either party if the other party has violated the other party’s Marks, becomes insolvent or involved in a liquidation or termination of its business, files a bankruptcy petition, has an involuntary bankruptcy petition filed against it (if not dismissed within thirty (30) days of filing), becomes adjudicated bankrupt, or becomes involved in an assignment for the benefit of its creditors; or (ii) either party due to a material breach of any provision of Article 4.

     10.3 You shall be responsible for payment of all charges under a terminated Attachment incurred as of the effective date of termination. You shall also be liable to AT&T for Termination Charges, if specified in a terminated Attachment, in the event that AT&T terminates under Section 10.1 or 10.2, or You terminate without cause.

     10.4 Termination by either party of an Attachment does not waive any other rights or remedies it may have under this Agreement. Termination or suspension of an Attachment shall not affect the rights and obligations of the parties under any other Attachment.

11.0 FURTHER RESPONSIBILITIES

     11.1 AT&T agrees to defend or settle any claim against You and to pay all Damages that a court may award against You in any suit that alleges a Service infringes any patent, trademark, copyright or trade secret, except where the claim or suit arises out of or results from: Your or User’s Content; modifications to the Service or combinations of the Service with other services or products, by You or others; AT&T’s adherence to Your written requirements; or, use of the Service in violation of this Agreement. You agree to defend or settle any claim against AT&T and to pay all Damages that a court may award against AT&T in any suit that alleges a Service infringes any patent, trademark, copyright or trade secret, due to any of the exceptions in the preceding sentence.

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     11.2 Whenever AT&T is responsible under Section 11.1, AT&T may at its option either procure the right for You to continue using, or may replace or modify the alleged infringing Service so that the Service becomes noninfringing, but if those alternatives are not reasonably achievable, AT&T may terminate the affected Attachment without liability other than as stated in Section 11.1.

     11.3 AT&T grants to You the right to permit Users to access and use the Services, provided that You shall remain solely responsible for such access and use. You shall defend, indemnify and hold harmless AT&T from and against all Damages arising out of third party claims relating to Your or Users’ use of the Service or Content or performance of the Service.

     11.4 The indemnified party under this Article 11: (i) must notify the other party in writing promptly upon learning of any claim or suit for which indemnification may be sought, provided that failure to do so shall have no effect except to the extent the other party is prejudiced thereby; (ii) shall have the right to participate in such defense or settlement with its own counsel and at its sole expense, but the other party shall have control of the defense or settlement; and (iii) shall reasonably cooperate with the defense.

12.0 GENERAL PROVISIONS

     12.1 Any supplement, modification or waiver of any provision of this Agreement must be in writing and signed by authorized representatives of both parties. A waiver by either party of any breach of this Agreement shall not operate as a waiver of any other breach of this Agreement.

     12.2 This Agreement may not be assigned by either party without the prior written consent of the other, except that either party may, without the other party’s consent, assign this Agreement or any Attachment to a present or future Affiliate or successor, provided that any such assignment by You shall be contingent upon AT&T determining the assignee to be creditworthy and in compliance with any eligibility criteria for the Services. AT&T may subcontract work to be performed under this Agreement, but shall retain responsibility for all such work.

     12.3 If any portion of this Agreement is found to be invalid or unenforceable, the remaining provisions shall remain in effect and the parties shall promptly negotiate to replace invalid or unenforceable portions that are essential parts of this Agreement.

     12.4 Any legal action arising in connection with this Agreement must begin within two (2) years after the cause of action arises.

     12.5 All required notices under this Agreement shall be in writing and either mailed by certified or registered mail, postage prepaid return receipt requested, sent by express courier or hand delivered and addressed to each party at the address set forth on the cover page of this Agreement or, if the notice relates to a specific Attachment, the

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address set forth in such Attachment, or such other address that a party indicates in writing.

     12.6 State law issues concerning construction, interpretation and performance of this Agreement shall be governed by the substantive law of the State of New York, excluding its choice of law rules. The United Nations Convention on Contracts for International Sale of Goods shall not apply.

     12.7 This Agreement does not provide any third party (including Users) with any remedy, claim, liability, reimbursement, cause of action or other right or privilege.

     12.8 The respective obligations of You and AT&T, which by their nature would continue beyond the termination or expiration of any Attachment or this Agreement, including, without limitation, the obligations regarding Use of Information, Publicity and Marks, Further Responsibilities and Limitations of Liability, shall survive termination or expiration.

     12.9 THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SERVICES. THIS AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS, PROPOSALS, REPRESENTATIONS, STATEMENTS OR UNDERSTANDINGS, WHETHER WRITTEN OR ORAL CONCERNING THE SERVICES, OR THE RIGHTS AND OBLIGATIONS RELATING TO THE SERVICES. THIS AGREEMENT SHALL NOT BE CONTRADICTED, OR SUPPLEMENTED BY ANY WRITTEN OR ORAL. STATEMENTS, PROPOSALS, REPRESENTATIONS, ADVERTISEMENTS, SERVICE DESCRIPTIONS OR YOUR PURCHASE ORDER FORMS NOT EXPRESSLY SET FORTH IN THIS AGREEMENT OR AN ATTACHMENT.

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ADDENDUM TO
MASTER AGREEMENT

This is an Addendum to the Master Agreement by and between IntercontinentalExchange, Inc. (“CUSTOMER”, “You”, or “Your”), a Corporation having a place of business at 2100 Riveredge Parkway, Fifth Floor, Atlanta, GA 30328 and AT&T Corp., a New York corporation (“AT&T”), with offices at 55 Corporate Drive, Bridgewater, NJ 08807, on behalf of itself and its affiliates.

You and AT&T hereby agree to the following modifications to the General Terms and Conditions of the Master Agreement:

2.0 CHARGES AND BILLING

2.1 Add the following at the end of Section 2.1; “Other than as set forth in the Attachment.”

3.0 RESPONSIBILITIES OF THE PARTIES

3.2 Add after “use reasonable efforts to provide” “to include an appropriate written notification.”

4.0 USE OF INFORMATION

4.1 Add the following to the end of Section 4.1: “Your use of the Services and all communications excluding CONTENT between YOU and AT&T in respect of the Attachments shall be deemed to be included in Your INFORMATION.”

4.4 Replace entire Section 4.4 with the following: “AT&T may monitor the Services in order to detect unauthorized use of the Services, which shall be promptly reported to Customer. The parties shall cooperate in implementing commercially reasonable, available steps to minimize or curtail such unauthorized use. Customer also authorizes AT&T to monitor the Services as necessary to verify transmission quality and operate, maintain and repair the Services. The scope of any monitoring authorized under this Subsection shall be limited to what is reasonably necessary to detect unauthorized use of, or access to, the Services, verify transmission quality, maintain and repair the Service, but not for purposes of ascertaining or retaining message content of any voice or data communication (except pursuant to valid law enforcement requests). Subject to the provisions of Article 4.0 (Confidential Information), no information obtained (inadvertently or otherwise) in the course of such monitoring for fraud or quality shall be disseminated to any person without a “need to know” within AT&T or disclosed outside AT&T without prior written consent unless legally required. If AT&T has a legitimate need to monitor and/or record any calls between itself and Customer, its Affiliates and Users concerning the Services, AT&T shall comply with all federal and state laws applicable to such activity”.

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5.0 PUBLICITY AND MARKS

5.2 Add the following to end of Section 5.2: “The foregoing shall not prevent You from identifying the provider of the Services as “AT&T” to Your customers, employees or other third parties; provided, however, that YOU shall obtain a prior written approval for any press releases or advertising materials incorporating AT&T’s trademarks”.

8.0 FORCE MAJEURE

Add after “foregoing” the words... “(each an “Event of Force Majeure”)” 9.0 LIMITATIONS OF LIABILITY

9.4 Add before the words... “SERVICE INTERRUPTIONS” ...“UNLESS OTHERWISE SPECIFIED IN AN ATTACHMENT”.

Add at the end of Section 9.4: “REQUIRED UNDER THE RELEVANT ATTACHMENT, OR (2) THE GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT OF ANY CURRENT AT&T EMPLOYEE, CONTRACTOR, OR AGENT.”

10.0 TERMINATION

Add new Section 10.5: “If the Force Majeure event continues to prevent the performance of any Service for more than ninety (90) days, Customer may, upon notice to AT&T during the continuance of the force majeure event, terminate such Service so affected.”

Add new Section 10.6: “The parties acknowledge that AT&T’s tariffs and Service Guides, which may be modified from time to time by AT&T, may govern or affect certain Services. AT&T may amend an applicable Tariff or Service Guide from time to time consistent with this Agreement, provided, however, that if AT&T revises an applicable Tariff or Service Guide in a manner that is material and adverse to Customer and AT&T does not effect revisions that remedy such adverse and material effect within thirty (30) days after receipt of written notice from Customer, then Customer may, as its sole remedy, elect to terminate the affected Attachments on thirty (30) days’ written notice given not later than ninety (90) days after Customer first learns of the event(s) giving rise to the termination right. However, a revision to a Tariff or Service Guide shall not be considered material and adverse to Customer if (i) it affects only Services or Service Elements not in substantial use by Customer at the time of the revision or (ii) it changes Rates and Charges that are not fixed in an Attachment.”

12.0 GENERAL PROVISIONS

12.4 Replace Section 12.4 in its entirety to read: “Any legal action arising in connection with this Agreement must begin within the allowable statute of limitations applicable to any such cause of action.”

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IN WITNESS WHEREOF, AT&T and You have caused this Addendum to be executed by their duly authorized representatives.

	CUSTOMER: IntercontinentalExchange, Inc.		AT&T CORP.

By:	/s/ Richard V. Spencer	By	/s/ Melissa Fernandez

	(Authorized Signature)		(Authorized Signature)

	Richard V. Spencer		Melissa Fernandez

	(Typed or Printed Name)		(Typed or Printed Name)

	CFO		Contract Manager

	(Title)		(Title)

	4/2/02		4/8/02

	(Date)		(Date)